New York Mortgage Trust Reports
Fourth Quarter and Full Year 2024 Results

NEW YORK, February 19, 2025 (GLOBE NEWSWIRE) - New York Mortgage Trust, Inc. (Nasdaq: NYMT) (“NYMT,” the “Company,” “we,” “our” or “us”) today reported results for the three months and year ended December 31, 2024, respectively.

Summary of Fourth Quarter and Full Year 2024:
(dollar amounts in thousands, except per share data)

	For the Three Months Ended December 31, 2024	For the Year Ended December 31, 2024
Net loss attributable to Company's common stockholders	$(41,828)	$(103,785)
Net loss attributable to Company's common stockholders per share (basic)	$(0.46)	$(1.14)
Undepreciated loss (1)	$(39,800)	$(91,759)
Undepreciated loss per common share (1)	$(0.44)	$(1.01)
Comprehensive loss attributable to Company's common stockholders	$(41,828)	$(103,781)
Comprehensive loss attributable to Company's common stockholders per share (basic)	$(0.46)	$(1.14)
Yield on average interest earning assets (1) (2)	6.57%	6.54%
Interest income	$118,253	$401,280
Interest expense	$91,542	$317,425
Net interest income	$26,711	$83,855
Net interest spread (1) (3)	1.37%	1.33%
Book value per common share at the end of the period	$9.28	$9.28
Adjusted book value per common share at the end of the period (1)	$10.35	$10.35
Economic return on book value (4)	(3.56)%	(10.88)%
Economic return on adjusted book value (5)	(2.94)%	(11.93)%
Dividends per common share	$0.20	$0.80

(1)Represents a non-GAAP financial measure. A reconciliation of the Company's non-GAAP financial measures to their most directly comparable GAAP measure is included below in "Reconciliation of Financial Information."
(2)Calculated as the quotient of our adjusted interest income and our average interest earning assets and excludes all Consolidated SLST assets other than those securities owned by the Company.
(3)Our calculation of net interest spread may not be comparable to similarly-titled measures of other companies who may use a different calculation.
(4)Economic return on book value is based on the periodic change in GAAP book value per common share plus dividends declared per common share, if any, during the period.
(5)Economic return on adjusted book value is based on the periodic change in adjusted book value per common share, a non-GAAP financial measure, plus dividends declared per common share, if any, during the period.

Key Developments:

Fourth Quarter 2024

•Purchased approximately $362.8 million of Agency RMBS with an average coupon of 5.55%.

•Purchased approximately $542.3 million of residential loans with an average gross coupon of 9.37%.

•Completed a securitization of residential loans, resulting in approximately $292.9 million in net proceeds to us after deducting expenses associated with the transaction. We utilized a portion of the net proceeds to repay approximately $271.6 million on outstanding repurchase agreements related to residential loans.

Full Year 2024 Investing Activities

•Purchased approximately $2.2 billion of investment securities, including $1.5 billion of Agency RMBS with an average coupon of 5.69%.

•Purchased approximately $1.9 billion of residential loans with an average gross coupon of 9.93%.

•Sold three multi-family apartment communities held by joint venture equity investments which generated a net gain attributable to the Company's common stockholders of approximately $12.3 million.

•Sold or distributed equity interests in joint venture equity investments that owned ten multi-family apartment communities which generated a gain on de-consolidation attributable to the Company's common stockholders of approximately $5.7 million.

Full Year 2024 Financing Activities

•Completed five securitizations of residential loans and a re-securitization of our investment in certain subordinated securities issued by Consolidated SLST, resulting in approximately $1.3 billion in net proceeds to us after deducting expenses associated with the transactions. We utilized a portion of the net proceeds to repay approximately $865.4 million on outstanding repurchase agreements related to residential loans and investment securities. We also redeemed two residential loan securitizations with an outstanding balance of approximately $193.3 million at the time of redemption.

•Completed the issuance of $60.0 million of 9.125% Senior Notes due 2029 in an underwritten public offering at par, resulting in approximately $57.5 million in net proceeds to us after deducting the underwriters' discount and commissions and offering expenses.

•Repurchased 587,347 shares of common stock for approximately $3.5 million at an accretive average repurchase price of $5.95 per common share.

Subsequent Developments

•On January 14, 2025, we completed the issuance of $82.5 million in aggregate principal amount of our 9.125% Senior Notes due 2030 in an underwritten public offering. The total net proceeds to us from the offering of the notes, after deducting the underwriters' discount and commissions and offering expenses, were approximately $79.3 million.

•In February 2025, we completed a new securitization of residential loans resulting in approximately $74.2 million of net proceeds to us after deducting expenses associated with the transaction and redeemed a residential loan securitization with an outstanding balance of approximately $54.4 million at the time of redemption.

•On February 19, 2025, we announced that our Board of Directors approved extensions of our common stock repurchase program, under which $189.7 million of the approved amount remained available for repurchase, and our preferred stock repurchase program, under which $97.6 million of the approved amount remained available for repurchase. The expiration dates of both stock repurchase programs were extended from March 31, 2025 to March 31, 2026.

Management Overview

Jason Serrano, Chief Executive Officer, commented: "During 2024, the Company’s approach to earnings growth focused on strategically deploying excess liquidity to expand the balance sheet, with a goal of enhancing recurring income. Accordingly, the Company’s portfolio grew by $2.2 billion, or 44%, driven primarily by acquisitions in liquid agency bond markets and higher-spread bridge loan markets. As a result, adjusted interest income rose 11% for the fourth quarter, contributing to year-over-year growth in adjusted interest income of 60%. The significant portfolio restructuring that began in 2022 and continued through this past year has provided us with an exciting opportunity to optimize returns and produce durable earnings in the years ahead."

Capital Allocation

The following table sets forth, by investment category, our allocated capital at December 31, 2024 (dollar amounts in thousands):

	Single-Family (1)	Multi- Family	Corporate/Other	Total
Residential loans	$3,841,738	$—	$—	$3,841,738
Consolidated SLST CDOs	(811,591)	—	—	(811,591)
Investment securities available for sale	3,206,499	—	622,045	3,828,544
Multi-family loans	—	86,192	—	86,192
Equity investments	—	74,774	38,718	113,492
Equity investments in consolidated multi-family properties (2)	—	151,210	—	151,210
Equity investments in disposal group held for sale (3)	—	19,504	—	19,504
Single-family rental properties	142,246	—	—	142,246
Mortgage servicing rights	21,003	—	—	21,003
Total investment portfolio carrying value	6,399,895	331,680	660,763	7,392,338
Liabilities:
Repurchase agreements	(3,377,161)	—	(635,064)	(4,012,225)
Collateralized debt obligations
Residential loan securitization CDOs	(2,096,096)	—	—	(2,096,096)
Non-Agency RMBS re-securitization	(70,757)	—	—	(70,757)
Senior unsecured notes	—	—	(159,196)	(159,196)
Subordinated debentures	—	—	(45,000)	(45,000)
Cash, cash equivalents and restricted cash (4)	115,926	—	208,948	324,874
Cumulative adjustment of redeemable non-controlling interest to estimated redemption value	—	(40,675)	—	(40,675)
Other	138,012	(1,864)	(34,691)	101,457
Net Company capital allocated	$1,109,819	$289,141	$(4,240)	$1,394,720

Company Recourse Leverage Ratio (5)				3.0	x
Portfolio Recourse Leverage Ratio (6)				2.9	x

(1)The Company, through its ownership of certain securities, has determined it is the primary beneficiary of Consolidated SLST and has consolidated the assets and liabilities of Consolidated SLST in the Company’s consolidated financial statements. Consolidated SLST is primarily presented on our consolidated balance sheets as residential loans, at fair value and collateralized debt obligations, at fair value. Our investment in Consolidated SLST as of December 31, 2024 was limited to the RMBS comprised of first loss subordinated securities and certain IOs issued by the respective securitizations with an aggregate net carrying value of $148.5 million.
(2)Represents the Company's equity investments in consolidated multi-family properties that are not in disposal group held for sale. See "Reconciliation of Financial Information" section below for a reconciliation of equity investments in consolidated multi-family properties and disposal group held for sale to the Company's consolidated financial statements.
(3)Represents the Company's equity investments in consolidated multi-family properties that are held for sale in disposal group. See "Reconciliation of Financial Information" section below for a reconciliation of equity investments in consolidated multi-family properties and disposal group held for sale to the Company's consolidated financial statements.
(4)Excludes cash in the amount of $6.6 million held in the Company's equity investments in consolidated multi-family properties and equity investments in consolidated multi-family properties in disposal group held for sale. Restricted cash of $161.6 million is included in the Company's accompanying consolidated balance sheets in other assets.

(5)Represents the Company's total outstanding recourse repurchase agreement financing, subordinated debentures and senior unsecured notes divided by the Company’s total stockholders’ equity. Does not include non-recourse repurchase agreement financing amounting to $11.0 million, Consolidated SLST CDOs amounting to $811.6 million, residential loan securitization CDOs amounting to $2.1 billion, non-Agency RMBS re-securitization CDOs amounting to $70.8 million and mortgages payable on real estate, including mortgages payable on real estate of disposal group held for sale, totaling $460.0 million as they are non-recourse debt.
(6)Represents the Company's outstanding recourse repurchase agreement financing divided by the Company’s total stockholders’ equity.

The following table sets forth certain information about our interest earning assets by category and their related adjusted interest income, adjusted interest expense, adjusted net interest income (loss), yield on average interest earning assets, average financing cost and net interest spread for the three months ended December 31, 2024 (dollar amounts in thousands):

Three Months Ended December 31, 2024

	Single-Family (8)	Multi- Family	Corporate/Other	Total
Adjusted Interest Income (1) (2)	$103,515	$2,683	$5,492	$111,690
Adjusted Interest Expense (1)	(69,290)	—	(9,849)	(79,139)
Adjusted Net Interest Income (Loss) (1)	$34,225	$2,683	$(4,357)	$32,551

Average Interest Earning Assets (3)	$6,193,037	$88,647	$513,508	$6,795,192
Average Interest Bearing Liabilities (4)	$5,274,186	$—	$782,921	$6,057,107

Yield on Average Interest Earning Assets (1) (5)	6.69%	12.11%	4.28%	6.57%
Average Financing Cost (1) (6)	(5.23)%	—	(5.00)%	(5.20)%
Net Interest Spread (1) (7)	1.46%	12.11%	(0.72)%	1.37%

(1)Represents a non-GAAP financial measure. A reconciliation of the Company's non-GAAP financial measures to their most directly comparable GAAP measure is included below in "Reconciliation of Financial Information."
(2)Includes interest income earned on cash accounts held by the Company.
(3)Average Interest Earning Assets for the period include residential loans, multi-family loans and investment securities and exclude all Consolidated SLST assets other than those securities owned by the Company. Average Interest Earning Assets is calculated based on the daily average amortized cost for the period.
(4)Average Interest Bearing Liabilities for the period include repurchase agreements, residential loan securitization and non-Agency RMBS re-securitization CDOs, senior unsecured notes and subordinated debentures and exclude Consolidated SLST CDOs and mortgages payable on real estate as the Company does not directly incur interest expense on these liabilities that are consolidated for GAAP purposes. Average Interest Bearing Liabilities is calculated based on the daily average outstanding balance for the period.
(5)Yield on Average Interest Earning Assets is calculated by dividing our annualized adjusted interest income relating to our portfolio of interest earning assets by our Average Interest Earning Assets for the period.
(6)Average Financing Cost is calculated by dividing our annualized adjusted interest expense by our Average Interest Bearing Liabilities.
(7)Net Interest Spread is the difference between our Yield on Average Interest Earning Assets and our Average Financing Cost.
(8)The Company has determined it is the primary beneficiary of Consolidated SLST and has consolidated Consolidated SLST into the Company's consolidated financial statements. Our GAAP interest income includes interest income recognized on the underlying seasoned re-performing and non-performing residential loans held in Consolidated SLST. Our GAAP interest expense includes interest expense recognized on the Consolidated SLST CDOs that permanently finance the residential loans in Consolidated SLST and are not owned by the Company. We calculate adjusted interest income by reducing our GAAP interest income by the interest expense recognized on the Consolidated SLST CDOs and adjusted interest expense by excluding, among other things, the interest expense recognized on the Consolidated SLST CDOs, thus only including the interest income earned by the SLST securities that are actually owned by the Company in adjusted net interest income (loss).

Conference Call

On Thursday, February 20, 2025 at 9:00 a.m., Eastern Time, New York Mortgage Trust's executive management is scheduled to host a conference call and audio webcast to discuss the Company’s financial results for the three months and year ended December 31, 2024. To access the conference call, please pre-register at https://register-conf.media-server.com/register/BI1cfc803d154d4928931426c3f8e7ba35. Registrants will receive confirmation with dial-in details. A live audio webcast of the conference call can be accessed, on a listen-only basis, at the Investor Relations section of the Company's website at http://www.nymtrust.com or at https://edge.media-server.com/mmc/p/i4npkx6m/. Please allow extra time, prior to the call, to visit the site and download the necessary software to listen to the Internet broadcast. A webcast replay link of the conference call will be available on the Investor Relations section of the Company’s website approximately two hours after the call and will be available for 12 months.

In connection with the release of these financial results, the Company will also post a supplemental financial presentation that will accompany the conference call on its website at http://www.nymtrust.com under the "Investors — Events and Presentations" section. Full year 2024 financial and operating data can be viewed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, which is expected to be filed with the Securities and Exchange Commission on or about February 21, 2025. A copy of the Form 10-K will be posted at the Company’s website as soon as reasonably practicable following its filing with the Securities and Exchange Commission.

About New York Mortgage Trust

New York Mortgage Trust, Inc. is a Maryland corporation that has elected to be taxed as a real estate investment trust (“REIT”) for federal income tax purposes. NYMT is an internally-managed REIT in the business of acquiring, investing in, financing and managing primarily mortgage-related single-family and multi-family residential assets. For a list of defined terms used from time to time in this press release, see “Defined Terms” below.

Defined Terms

The following defines certain of the commonly used terms that may appear in this press release: “RMBS” refers to residential mortgage-backed securities backed by adjustable-rate, hybrid adjustable-rate, or fixed-rate residential loans; “Agency RMBS” refers to RMBS representing interests in or obligations backed by pools of residential loans guaranteed by a government sponsored enterprise (“GSE”), such as the Federal National Mortgage Association (“Fannie Mae”) or the Federal Home Loan Mortgage Corporation (“Freddie Mac”), or an agency of the U.S. government, such as the Government National Mortgage Association (“Ginnie Mae”); “ABS” refers to debt and/or equity tranches of securitizations backed by various asset classes including, but not limited to, automobiles, aircraft, credit cards, equipment, franchises, recreational vehicles and student loans; “non-Agency RMBS” refers to RMBS that are not guaranteed by any agency of the U.S. Government or any GSE; “IOs” refers collectively to interest only and inverse interest only mortgage-backed securities that represent the right to the interest component of the cash flow from a pool of mortgage loans; “POs” refers to mortgage-backed securities that represent the right to the principal component of the cash flow from a pool of mortgage loans; “CMBS” refers to commercial mortgage-backed securities comprised of commercial mortgage pass-through securities issued by a GSE, as well as PO, IO or mezzanine securities that represent the right to a specific component of the cash flow from a pool of commercial mortgage loans; “multi-family CMBS” refers to CMBS backed by commercial mortgage loans on multi-family properties; “CDO” refers to collateralized debt obligation and includes debt that permanently finances the residential loans held in Consolidated SLST, the Company's residential loans held in securitization trusts and a non-Agency RMBS re-securitization that we consolidate or consolidated in our financial statements in accordance with GAAP; “Consolidated SLST” refers to Freddie Mac-sponsored residential loan securitizations, comprised of seasoned re-performing and non-performing residential loans, of which we own the first loss subordinated securities and certain IOs, that we consolidate in our financial statements in accordance with GAAP; “Consolidated VIEs” refers to variable interest entities ("VIE") where the Company is the primary beneficiary, as it has both the power to direct the activities that most significantly impact the economic performance of the VIE and a right to receive benefits or absorb losses of the entity that could be potentially significant to the VIE and that we consolidate in our financial statements in accordance with GAAP; “Consolidated Real Estate VIEs” refers to Consolidated VIEs that own multi-family properties; “business purpose loans” refers to (i) short-term loans that are collateralized by residential properties and are made to investors who intend to rehabilitate and sell the residential property for a profit or (ii) loans that finance (or refinance) non-owner occupied residential properties that are rented to one or more tenants; “Mezzanine Lending” refers, collectively, to preferred equity and mezzanine loan investments in multi-family properties; “Multi-Family” portfolio includes multi-family CMBS, Mezzanine Lending and certain equity investments in multi-family assets, including joint venture equity investments; “Single-Family” portfolio includes residential loans, Agency RMBS, non-Agency RMBS and single-family rental properties; and “Other” portfolio includes other investment securities and an equity investment in an entity that originates residential loans.

Cautionary Statement Regarding Forward-Looking Statements

When used in this press release, in future filings with the Securities and Exchange Commission (the “SEC”) or in other written or oral communications, statements which are not historical in nature, including those containing words such as “will,” “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “could,” “would,” “should,” “may” or similar expressions, are intended to identify “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, as such, may involve known and unknown risks, uncertainties and assumptions.

Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results and outcomes could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation: changes in the Company’s business and investment strategy; inflation and changes in interest rates and the fair market value of the Company’s assets, including negative changes resulting in margin calls relating to the financing of the Company’s assets; changes in credit spreads; changes in the long-term credit ratings of the U.S., Fannie Mae, Freddie Mac, and Ginnie Mae; general volatility of the markets in which the Company invests; changes in prepayment rates on the loans the Company owns or that underlie the Company’s investment securities; increased rates of default, delinquency or vacancy and/or decreased recovery rates on or at the Company’s assets; the Company’s ability to identify and acquire targeted assets, including assets in its investment pipeline; the Company's ability to dispose of assets from time to time on terms favorable to it; changes in relationships with the Company’s financing counterparties and the Company’s ability to borrow to finance its assets and the terms thereof; changes in the Company's relationships with and/or the performance of its operating partners; the Company’s ability to predict and control costs; changes in laws, regulations or policies affecting the Company’s business; the Company’s ability to make distributions to its stockholders in the future; the Company’s ability to maintain its qualification as a REIT for federal tax purposes; the Company’s ability to maintain its exemption from registration under the Investment Company Act of 1940, as amended; impairments in the value of the collateral underlying the Company's investments; the Company's ability to manage or hedge credit risk, interest rate risk, and other financial and operational risks; the Company's exposure to liquidity risk, risks associated with the use of leverage, and market risks; and risks associated with investing in real estate assets, including changes in business conditions and the general economy, the availability of investment opportunities and the conditions in markets for residential loans, mortgage-backed securities, structured multi-family investments and other assets in which the Company invests.

These and other risks, uncertainties and factors, including the risk factors and other information described in the Company’s reports filed with the SEC pursuant to the Exchange Act, could cause the Company’s actual results to differ materially from those projected in any forward-looking statements the Company makes. All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect the Company. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For Further Information

CONTACT: AT THE COMPANY
Phone: 212-792-0107
Email: InvestorRelations@nymtrust.com

FINANCIAL TABLES FOLLOW

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollar amounts in thousands, except share data)

	December 31, 2024	December 31, 2023
	(unaudited)
ASSETS
Residential loans, at fair value	$3,841,738	$3,084,303
Investment securities available for sale, at fair value	3,828,544	2,013,817
Multi-family loans, at fair value	86,192	95,792
Equity investments, at fair value	113,492	147,116
Cash and cash equivalents	167,422	187,107
Real estate, net	623,407	1,131,819
Assets of disposal group held for sale	118,613	426,017
Other assets	437,874	315,357
Total Assets (1)	$9,217,282	$7,401,328
LIABILITIES AND EQUITY
Liabilities:
Repurchase agreements	$4,012,225	$2,471,113
Collateralized debt obligations ($2,135,680 at fair value and $842,764 at amortized cost, net as of December 31, 2024 and $593,737 at fair value and $1,276,780 at amortized cost, net as of December 31, 2023)	2,978,444	1,870,517
Senior unsecured notes ($60,310 at fair value and $98,886 at amortized cost, net as of December 31, 2024 and $98,111 at amortized cost, net as of December 31, 2023)	159,196	98,111
Subordinated debentures	45,000	45,000
Mortgages payable on real estate, net	366,606	784,421
Liabilities of disposal group held for sale	97,065	386,024
Other liabilities	147,612	118,016
Total liabilities (1)	7,806,148	5,773,202

Commitments and Contingencies

Redeemable Non-Controlling Interest in Consolidated Variable Interest Entities	12,359	28,061

Stockholders' Equity:
Preferred stock, par value $0.01 per share, 31,500,000 shares authorized, 22,164,414 shares issued and outstanding ($554,110 aggregate liquidation preference)	535,445	535,445
Common stock, par value $0.01 per share, 200,000,000 shares authorized, 90,574,996 and 90,675,403 shares issued and outstanding as of December 31, 2024 and December 31, 2023, respectively	906	907
Additional paid-in capital	2,289,044	2,297,081
Accumulated other comprehensive loss	—	(4)
Accumulated deficit	(1,430,675)	(1,253,817)
Company's stockholders' equity	1,394,720	1,579,612
Non-controlling interests	4,055	20,453
Total equity	1,398,775	1,600,065
Total Liabilities and Equity	$9,217,282	$7,401,328
(1)Our consolidated balance sheets include assets and liabilities of consolidated variable interest entities ("VIEs") as the Company is the primary beneficiary of these VIEs. As of December 31, 2024 and December 31, 2023, assets of consolidated VIEs totaled $3,988,584 and $3,816,777, respectively, and the liabilities of consolidated VIEs totaled $3,477,211 and $3,076,818, respectively.

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share data)
(unaudited)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2024	2023	2024	2023
NET INTEREST INCOME:
Interest income	$118,253	$78,789	$401,280	$258,660
Interest expense	91,542	61,989	317,425	192,134
Total net interest income	26,711	16,800	83,855	66,526

NET LOSS FROM REAL ESTATE:
Rental income	22,135	33,630	112,488	141,057
Other real estate income	4,058	9,231	20,151	30,717
Total income from real estate	26,193	42,861	132,639	171,774
Interest expense, mortgages payable on real estate	10,235	22,063	60,232	90,221
Depreciation and amortization	6,879	6,249	39,822	24,620
Other real estate expenses	14,950	21,356	75,426	88,235
Total expenses related to real estate	32,064	49,668	175,480	203,076
Total net loss from real estate	(5,871)	(6,807)	(42,841)	(31,302)

OTHER (LOSS) INCOME:
Realized losses, net	(9,947)	(24,839)	(29,351)	(27,059)
Unrealized (losses) gains, net	(131,576)	152,934	(90,530)	97,196
Gains (losses) on derivative instruments, net	91,954	(64,582)	95,996	(26,378)
Income from equity investments	5,985	8,562	16,011	17,785
Impairment of real estate	(733)	(18,252)	(48,875)	(89,548)
Loss on reclassification of disposal group	—	(16,163)	(14,636)	(16,163)
Other income	12,607	3,025	29,149	4,736
Total other (loss) income	(31,710)	40,685	(42,236)	(39,431)

GENERAL, ADMINISTRATIVE AND OPERATING EXPENSES:
General and administrative expenses	12,030	11,741	48,672	49,565
Portfolio operating expenses	7,016	6,072	30,688	23,952
Debt issuance costs	1,883	—	12,335	—
Total general, administrative and operating expenses	20,929	17,813	91,695	73,517

(LOSS) INCOME FROM OPERATIONS BEFORE INCOME TAXES	(31,799)	32,865	(92,917)	(77,724)
Income tax (benefit) expense	(1,520)	134	1,036	75

NET (LOSS) INCOME	(30,279)	32,731	(93,953)	(77,799)
Net (income) loss attributable to non-controlling interests	(1,110)	9,177	31,924	29,134
NET (LOSS) INCOME ATTRIBUTABLE TO COMPANY	(31,389)	41,908	(62,029)	(48,665)
Preferred stock dividends	(10,439)	(10,443)	(41,756)	(41,837)
Gain on repurchase of preferred stock	—	—	—	467
NET (LOSS) INCOME ATTRIBUTABLE TO COMPANY'S COMMON STOCKHOLDERS	$(41,828)	$31,465	$(103,785)	$(90,035)

Basic (loss) earnings per common share	$(0.46)	$0.35	$(1.14)	$(0.99)
Diluted (loss) earnings per common share	$(0.46)	$0.35	$(1.14)	$(0.99)
Weighted average shares outstanding-basic	90,579	90,683	90,815	91,042
Weighted average shares outstanding-diluted	90,579	91,189	90,815	91,042

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
SUMMARY OF QUARTERLY (LOSS) EARNINGS
(Dollar amounts in thousands, except per share data)
(unaudited)

	For the Three Months Ended
	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Interest income	$118,253	$108,361	$90,775	$83,892	$78,789
Interest expense	91,542	88,124	71,731	66,029	61,989
Total net interest income	26,711	20,237	19,044	17,863	16,800
Total net loss from real estate	(5,871)	(7,495)	(13,106)	(16,369)	(6,807)
Total other (loss) income	(31,710)	52,875	(6,080)	(57,323)	40,685
Total general, administrative and operating expenses	20,929	22,826	23,599	24,341	17,813
(Loss) income from operations before income taxes	(31,799)	42,791	(23,741)	(80,170)	32,865
Income tax (benefit) expense	(1,520)	2,325	342	(111)	134
Net (loss) income	(30,279)	40,466	(24,083)	(80,059)	32,731
Net (income) loss attributable to non-controlling interests	(1,110)	2,383	8,494	22,158	9,177
Net (loss) income attributable to Company	(31,389)	42,849	(15,589)	(57,901)	41,908
Preferred stock dividends	(10,439)	(10,439)	(10,439)	(10,439)	(10,443)
Net (loss) income attributable to Company's common stockholders	(41,828)	32,410	(26,028)	(68,340)	31,465
Basic (loss) earnings per common share	$(0.46)	$0.36	$(0.29)	$(0.75)	$0.35
Diluted (loss) earnings per common share	$(0.46)	$0.36	$(0.29)	$(0.75)	$0.35
Weighted average shares outstanding - basic	90,579	90,582	90,989	91,117	90,683
Weighted average shares outstanding - diluted	90,579	90,586	90,989	91,117	91,189

Yield on average interest earning assets (1)	6.57%	6.69%	6.46%	6.38%	6.21%
Net interest spread (1)	1.37%	1.32%	1.33%	1.31%	1.02%
Undepreciated (loss) earnings (1)	$(39,800)	$34,941	$(22,330)	$(62,014)	$33,697
Undepreciated (loss) earnings per common share (1)	$(0.44)	$0.39	$(0.25)	$(0.68)	$0.37
Book value per common share	$9.28	$9.83	$9.69	$10.21	$11.31
Adjusted book value per common share (1)	$10.35	$10.87	$11.02	$11.51	$12.66

Dividends declared per common share	$0.20	$0.20	$0.20	$0.20	$0.20
Dividends declared per preferred share on Series D Preferred Stock	$0.50	$0.50	$0.50	$0.50	$0.50
Dividends declared per preferred share on Series E Preferred Stock	$0.49	$0.49	$0.49	$0.49	$0.49
Dividends declared per preferred share on Series F Preferred Stock	$0.43	$0.43	$0.43	$0.43	$0.43
Dividends declared per preferred share on Series G Preferred Stock	$0.44	$0.44	$0.44	$0.44	$0.44

(1)Represents a non-GAAP financial measure. A reconciliation of the Company's non-GAAP financial measures to their most directly comparable GAAP measure is included below in "Reconciliation of Financial Information."

Reconciliation of Financial Information

Non-GAAP Financial Measures

In addition to the results presented in accordance with GAAP, this press release includes certain non-GAAP financial measures, including adjusted interest income, adjusted interest expense, adjusted net interest income (loss), yield on average interest earning assets, average financing cost, net interest spread, undepreciated (loss) earnings and adjusted book value per common share. Our management team believes that these non-GAAP financial measures, when considered with our GAAP financial statements, provide supplemental information useful for investors as it enables them to evaluate our current performance and trends using the metrics that management uses to operate our business. Our presentation of non-GAAP financial measures may not be comparable to similarly-titled measures of other companies, who may use different calculations. Because these measures are not calculated in accordance with GAAP, they should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. Our GAAP financial results and the reconciliations of the non-GAAP financial measures included in this press release to the most directly comparable financial measures prepared in accordance with GAAP should be carefully evaluated.

Adjusted Net Interest Income (Loss) and Net Interest Spread

Financial results for the Company during a given period include the net interest income earned on our investment portfolio of residential loans, investment securities and preferred equity investments and mezzanine loans, where the risks and payment characteristics are equivalent to and accounted for as loans (collectively, our “interest earning assets”). Adjusted net interest income (loss) and net interest spread (both supplemental non-GAAP financial measures) are impacted by factors such as our cost of financing, including our hedging costs, and the interest rate that our investments bear. Furthermore, the amount of premium or discount paid on purchased investments and the prepayment rates on investments will impact adjusted net interest income (loss) as such factors will be amortized over the expected term of such investments.

We provide the following non-GAAP financial measures, in total and by investment category, for the respective periods:

•adjusted interest income – calculated as our GAAP interest income reduced by the interest expense recognized on Consolidated SLST CDOs,
•adjusted interest expense – calculated as our GAAP interest expense reduced by the interest expense recognized on Consolidated SLST CDOs and adjusted to include the net interest component of interest rate swaps,
•adjusted net interest income (loss) – calculated by subtracting adjusted interest expense from adjusted interest income,
•yield on average interest earning assets – calculated as the quotient of our adjusted interest income and our average interest earning assets and excludes all Consolidated SLST assets other than those securities owned by the Company,
•average financing cost – calculated as the quotient of our adjusted interest expense and the average outstanding balance of our interest bearing liabilities, excluding Consolidated SLST CDOs and mortgages payable on real estate, and
•net interest spread – calculated as the difference between our yield on average interest earning assets and our average financing cost.

These measures remove the impact of Consolidated SLST that we consolidate in accordance with GAAP and include the net interest component of interest rate swaps utilized to hedge the variable cash flows associated with our variable-rate borrowings, which is included in gains (losses) on derivative instruments, net in the Company's consolidated statements of operations. With respect to Consolidated SLST, we only include the interest income earned by the Consolidated SLST securities that are actually owned by the Company as the Company only receives income or absorbs losses related to the Consolidated SLST securities actually owned by the Company. We include the net interest component of interest rate swaps in these measures to more fully represent the cost of our financing strategy.

We provide the non-GAAP financial measures listed above because we believe these non-GAAP financial measures provide investors and management with additional detail and enhance their understanding of our interest earning asset yields, in total and by investment category, relative to the cost of our financing and the underlying trends within our portfolio of interest earning assets. In addition to the foregoing, our management team uses these measures to assess, among other things, the performance of our interest earning assets in total and by asset, possible cash flows from our interest earning assets in total and by asset, our ability to finance or borrow against the asset and the terms of such financing and the composition of our portfolio of interest earning assets, including acquisition and disposition determinations.

A reconciliation of GAAP interest income to adjusted interest income, GAAP interest expense to adjusted interest expense and GAAP total net interest income (loss) to adjusted net interest income (loss) for the three months ended as of the dates indicated is presented below (dollar amounts in thousands):

	December 31, 2024
	Single-Family	Multi-Family	Corporate/Other	Total
GAAP interest income	$110,078	$2,683	$5,492	$118,253
GAAP interest expense	(80,096)	—	(11,446)	(91,542)
GAAP total net interest income (loss)	$29,982	$2,683	$(5,954)	$26,711

GAAP interest income	$110,078	$2,683	$5,492	$118,253
Adjusted for:
Consolidated SLST CDO interest expense	(6,563)	—	—	(6,563)
Adjusted interest income	$103,515	$2,683	$5,492	$111,690

GAAP interest expense	$(80,096)	$—	$(11,446)	$(91,542)
Adjusted for:
Consolidated SLST CDO interest expense	6,563	—	—	6,563
Net interest benefit of interest rate swaps	4,243	—	1,597	5,840
Adjusted interest expense	$(69,290)	$—	$(9,849)	$(79,139)

Adjusted net interest income (loss) (1)	$34,225	$2,683	$(4,357)	$32,551

	September 30, 2024
	Single-Family	Multi-Family	Corporate/Other	Total
GAAP interest income	$104,608	$2,699	$1,054	$108,361
GAAP interest expense	(81,214)	—	(6,910)	(88,124)
GAAP total net interest income (loss)	$23,394	$2,699	$(5,856)	$20,237

GAAP interest income	$104,608	$2,699	$1,054	$108,361
Adjusted for:
Consolidated SLST CDO interest expense	(7,375)	—	—	(7,375)
Adjusted interest income	$97,233	$2,699	$1,054	$100,986

GAAP interest expense	$(81,214)	$—	$(6,910)	$(88,124)
Adjusted for:
Consolidated SLST CDO interest expense	7,375	—	—	7,375
Net interest benefit of interest rate swaps	7,542	—	911	8,453
Adjusted interest expense	$(66,297)	$—	$(5,999)	$(72,296)

Adjusted net interest income (loss) (1)	$30,936	$2,699	$(4,945)	$28,690

	June 30, 2024
	Single-Family	Multi-Family	Corporate/Other	Total
GAAP interest income	$88,067	$2,708	$—	$90,775
GAAP interest expense	(67,434)	—	(4,297)	(71,731)
GAAP total net interest income (loss)	$20,633	$2,708	$(4,297)	$19,044

GAAP interest income	$88,067	$2,708	$—	$90,775
Adjusted for:
Consolidated SLST CDO interest expense	(6,752)	—	—	(6,752)
Adjusted interest income	$81,315	$2,708	$—	$84,023

GAAP interest expense	$(67,434)	$—	$(4,297)	$(71,731)
Adjusted for:
Consolidated SLST CDO interest expense	6,752	—	—	6,752
Net interest benefit of interest rate swaps	7,631	—	659	8,290
Adjusted interest expense	$(53,051)	$—	$(3,638)	$(56,689)

Adjusted net interest income (loss) (1)	$28,264	$2,708	$(3,638)	$27,334

	March 31, 2024
	Single-Family	Multi-Family	Corporate/Other	Total
GAAP interest income	$81,227	$2,665	$—	$83,892
GAAP interest expense	(61,740)	—	(4,289)	(66,029)
GAAP total net interest income (loss)	$19,487	$2,665	$(4,289)	$17,863

GAAP interest income	$81,227	$2,665	$—	$83,892
Adjusted for:
Consolidated SLST CDO interest expense	(5,801)	—	—	(5,801)
Adjusted interest income	$75,426	$2,665	$—	$78,091

GAAP interest expense	$(61,740)	$—	$(4,289)	$(66,029)
Adjusted for:
Consolidated SLST CDO interest expense	5,801	—	—	5,801
Net interest benefit of interest rate swaps	7,177	—	1,155	8,332
Adjusted interest expense	$(48,762)	$—	$(3,134)	$(51,896)

Adjusted net interest income (loss) (1)	$26,664	$2,665	$(3,134)	$26,195

	December 31, 2023
	Single-Family	Multi-Family	Corporate/Other	Total
GAAP interest income	$76,119	$2,670	$—	$78,789
GAAP interest expense	(57,489)	—	(4,500)	(61,989)
GAAP total net interest income (loss)	$18,630	$2,670	$(4,500)	$16,800

GAAP interest income	$76,119	$2,670	$—	$78,789
Adjusted for:
Consolidated SLST CDO interest expense	(6,268)	—	—	(6,268)
Adjusted interest income	$69,851	$2,670	$—	$72,521

GAAP interest expense	$(57,489)	$—	$(4,500)	$(61,989)
Adjusted for:
Consolidated SLST CDO interest expense	6,268	—	—	6,268
Net interest benefit of interest rate swaps	5,703	—	988	6,691
Adjusted interest expense	$(45,518)	$—	$(3,512)	$(49,030)

Adjusted net interest income (loss) (1)	$24,333	$2,670	$(3,512)	$23,491
(1)Adjusted net interest income (loss) is calculated by subtracting adjusted interest expense from adjusted interest income.

Undepreciated (Loss) Earnings

Undepreciated (loss) earnings is a supplemental non-GAAP financial measure defined as GAAP net (loss) income attributable to Company's common stockholders excluding the Company's share in depreciation expense and lease intangible amortization expense, if any, related to operating real estate, net for which an impairment has not been recognized. By excluding these non-cash adjustments from our operating results, we believe that the presentation of undepreciated (loss) earnings provides a consistent measure of our operating performance and useful information to investors to evaluate the effective net return on our portfolio. In addition, we believe that presenting undepreciated (loss) earnings enables our investors to measure, evaluate, and compare our operating performance to that of our peers.

A reconciliation of net (loss) income attributable to Company's common stockholders to undepreciated (loss) earnings for the respective periods ended is presented below (amounts in thousands, except per share data):

	For the Three Months Ended
	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Net (loss) income attributable to Company's common stockholders	$(41,828)	$32,410	$(26,028)	$(68,340)	$31,465
Add:
Depreciation expense on operating real estate	2,028	2,531	3,698	6,326	2,232
Undepreciated (loss) earnings	$(39,800)	$34,941	$(22,330)	$(62,014)	$33,697

Weighted average shares outstanding - basic	90,579	90,582	90,989	91,117	90,683
Undepreciated (loss) earnings per common share	$(0.44)	$0.39	$(0.25)	$(0.68)	$0.37

Adjusted Book Value Per Common Share

Adjusted book value per common share is a supplemental non-GAAP financial measure calculated by making the following adjustments to GAAP book value: (i) exclude the Company's share of cumulative depreciation and lease intangible amortization expenses related to real estate held at the end of the period for which an impairment has not been recognized, (ii) exclude the cumulative adjustment of redeemable non-controlling interests to estimated redemption value and (iii) adjust our amortized cost liabilities that finance our investment portfolio to fair value.

Our rental property portfolio includes fee simple interests in single-family rental homes and joint venture equity interests in multi-family properties owned by Consolidated Real Estate VIEs. By excluding our share of cumulative non-cash depreciation and amortization expenses related to real estate held at the end of the period for which an impairment has not been recognized, adjusted book value reflects the value, at their undepreciated basis, of our single-family rental properties and joint venture equity investments that the Company has determined to be recoverable at the end of the period.

Additionally, in connection with third party ownership of certain of the non-controlling interests in certain of the Consolidated Real Estate VIEs, we record redeemable non-controlling interests as mezzanine equity on our consolidated balance sheets. The holders of the redeemable non-controlling interests may elect to sell their ownership interests to us at fair value once a year, subject to annual minimum and maximum amount limitations, resulting in an adjustment of the redeemable non-controlling interests to fair value that is accounted for by us as an equity transaction in accordance with GAAP. A key component of the estimation of fair value of the redeemable non-controlling interests is the estimated fair value of the multi-family apartment properties held by the applicable Consolidated Real Estate VIEs. However, because the corresponding real estate assets are not reported at fair value and thus not adjusted to reflect unrealized gains or losses in our consolidated financial statements, the cumulative adjustment of the redeemable non-controlling interests to fair value directly affects our GAAP book value. By excluding the cumulative adjustment of redeemable non-controlling interests to estimated redemption value, adjusted book value more closely aligns the accounting treatment applied to these real estate assets and reflects our joint venture equity investment at its undepreciated basis.

The substantial majority of our remaining assets are financial or similar instruments that are carried at fair value in accordance with the fair value option in our consolidated financial statements. However, unlike our use of the fair value option for the assets in our investment portfolio, certain CDOs issued by our residential loan securitizations, certain senior unsecured notes and subordinated debentures that finance our investment portfolio assets are carried at amortized cost in our consolidated financial statements. By adjusting these financing instruments to fair value, adjusted book value reflects the Company's net equity in investments on a comparable fair value basis.

We believe that the presentation of adjusted book value per common share provides a useful measure for investors and us as it provides a consistent measure of our value, allows management to effectively consider our financial position and facilitates the comparison of our financial performance to that of our peers.

A reconciliation of GAAP book value to adjusted book value and calculation of adjusted book value per common share as of the dates indicated is presented below (amounts in thousands, except per share data):

	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Company's stockholders' equity	$1,394,720	$1,444,147	$1,431,910	$1,485,256	$1,579,612
Preferred stock liquidation preference	(554,110)	(554,110)	(554,110)	(554,110)	(554,110)
GAAP book value	840,610	890,037	877,800	931,146	1,025,502
Add:
Cumulative depreciation expense on real estate (1)	20,837	19,180	21,692	24,451	21,801
Cumulative amortization of lease intangibles related to real estate (1)	4,620	4,903	11,078	13,000	14,897
Cumulative adjustment of redeemable non-controlling interest to estimated redemption value	40,675	48,282	44,053	36,489	30,062
Adjustment of amortized cost liabilities to fair value	30,619	21,961	43,475	44,590	55,271
Adjusted book value	$937,361	$984,363	$998,098	$1,049,676	$1,147,533

Common shares outstanding	90,575	90,579	90,592	91,231	90,675
GAAP book value per common share (2)	$9.28	$9.83	$9.69	$10.21	$11.31
Adjusted book value per common share (3)	$10.35	$10.87	$11.02	$11.51	$12.66

(1)Represents cumulative adjustments for the Company's share of depreciation expense and amortization of lease intangibles related to real estate held as of the end of the period presented for which an impairment has not been recognized.
(2)GAAP book value per common share is calculated using the GAAP book value and the common shares outstanding for the periods indicated.
(3)Adjusted book value per common share is calculated using the adjusted book value and the common shares outstanding for the periods indicated.

Equity Investments in Multi-Family Entities

We own joint venture equity investments in entities that own multi-family properties. We determined that these joint venture entities are VIEs and that we are the primary beneficiary of all but two of these VIEs, resulting in consolidation of the VIEs where we are the primary beneficiary, including their assets, liabilities, income and expenses, in our consolidated financial statements with non-controlling interests for the third-party ownership of the joint ventures' membership interests. With respect to the two additional joint venture equity investments for which we determined that we are not the primary beneficiary, we record our equity investments at fair value.

In September 2022, the Company announced a repositioning of its business through the opportunistic disposition over time of the Company's joint venture equity investments in multi-family properties and reallocation of its capital away from such assets to its targeted assets. Accordingly, as of December 31, 2024, the Company determined that certain joint venture equity investments meet the criteria to be classified as held for sale and the assets and liabilities of the respective Consolidated VIEs are reported in assets and liabilities of disposal group held for sale.

We also own a preferred equity investment in a VIE that owns a multi-family property and for which, as of December 31, 2024, the Company is the primary beneficiary, resulting in consolidation of the assets, liabilities, income and expenses of the VIE in our consolidated financial statements with a non-controlling interest for the third-party ownership of the VIE's membership interests.

A reconciliation of our net equity investments in consolidated multi-family properties and disposal group held for sale to our consolidated financial statements as of December 31, 2024 is shown below (dollar amounts in thousands):

Cash and cash equivalents	$4,151
Real estate, net	481,161
Assets of disposal group held for sale	118,613
Other assets	16,696
Total assets	$620,621

Mortgages payable on real estate, net	$366,606
Liabilities of disposal group held for sale	97,065
Other liabilities	10,621
Total liabilities	$474,292

Redeemable non-controlling interest in Consolidated VIEs	$12,359
Less: Cumulative adjustment of redeemable non-controlling interest to estimated redemption value	(40,675)
Non-controlling interest in Consolidated VIEs	1,887
Non-controlling interest in disposal group held for sale	2,044
Net equity investment (1)	$170,714

(1)The Company's net equity investment as of December 31, 2024 consists of $151.2 million of net equity investments in consolidated multi-family properties and $19.5 million of net equity investments in disposal group held for sale.